SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FEDDERS CORPORATION

                    MJG ASSOCIATES, INC.
                                 9/10/03           21,000             4.5447
                    	GABELLI PERFORMANCE PARTNERSHIP
                                 9/11/03           20,000             4.9311
                    	GABELLI INTERNATIONAL LTD
                                 9/11/03           15,000             4.9311
                    GAMCO INVESTORS, INC.
                                 9/11/03           35,200             4.9311
                                 8/21/03            5,000-            3.9440
                                 8/21/03            5,000             3.9138
                                 8/21/03            5,000-            3.9440
                                 8/13/03           50,000             3.9374
                    GABELLI ADVISERS, INC.
                                 9/10/03            5,900             4.4981
                    GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 9/03/03           20,000             3.9983


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.